Exhibit 10.1:

FIRST AMENDMENT
TO THE
OIL-DRI CORPORATION OF AMERICA DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective April 1, 2003)

The Oil-Dri Corporation of America Deferred Compensation Plan, as amended and restated effective April 1, 2003 (the “Plan”), is hereby further amended, effective as herein provided, as follows:

1. Section 2.11 is amended, effective January 1, 2007, to read as follows:

“2.11 Eligible Employee or Director generally means each employee of an Employer who is at a salary grade of Grade 11 or higher at the time he or she elects to make Elective Deferrals or a non-employee who is a member of the Company’s Board of Directors. The Company reserves the right to from time to time extend eligibility to participate in the Plan to a management employee of the Company who is at a salary grade less than Grade 11.

2. Section 2.19 is amended, effective April 1, 2003, to read as follows:

2.19 Unforeseen Emergency has the meaning set forth in Section 7.6.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be adopted by unanimous written consent of the Executive Committee of the Board of Directors this 12th day of December, 2006, and executed by the signature of a duly authorized executive officer to be effective as provided herein.

COMPANY:

Date: December 13, 2006		OIL-DRI CORPORATION OF AMERICA

Attest By:	/s/ Maryon L. Gray	By:	/s/ Charles P. Brissman
	Maryon L. Gray Assistant General Counsel and Assistant Secretary		Charles P. Brissman Vice President, Secretary and General Counsel